                                                        EXHIBIT 12
                                             STATEMENT RE COMPUTATION OF RATIOS


                                                                 Year Ended December 31,
                                                                 -----------------------
                                          1996            1997           1998          1999           2000
                                          ----            ----           ----          ----           ----
Pretax earnings (losses)            $    570,223    $ (4,592,223)  $  1,226,399   $   975,571   $    513,814

Interest expense                         376,341         475,056        437,803       333,170        456,158
                                    -------------   -------------  -------------  ------------  -------------

Subtotal (A)                             946,564      (4,117,167)     1,664,202     1,308,741        969,972
                                    -------------   -------------  -------------  ------------  -------------

Interest expense                         376,341         475,056        437,803       333,170        456,158

Preferred stock dividend
   requirements                          100,271          92,438         89,636        89,636         59,160
                                    -------------   -------------  -------------  ------------  -------------

Subtotal (B)                        $    476,612    $    567,494   $    527,439   $   422,806   $    515,318
                                    -------------   -------------  -------------  ------------  -------------

(A) divided by (B)                      1.99           (7.25)(1)       3.16          3.10           1.88
                                        ====           =========       ====          ====           ====


(1)      Due to unusual charge